Exhibit 10.3

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT: SC CODE ANN.  §15-48-10 ET SEQ. AND THE FEDERAL ARBITRATION ACT: 9 U.S.C. 1 ET SEQ.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.  THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT BY AND AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT WILL BE VOID.

WARRANT

to purchase

[                   ](1)

Shares of Common Stock of

First Community Corporation

Issue Date: December 16, 2011

1.             Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“AAA” has the meaning set forth in Section 15.

“Arbitration Rules” has the meaning set forth in Section 15.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental

(1)  The Company will fill in this number, which will be equal to 43 shares of Common Stock for each $1,000 of principal amount of the Notes purchased by the subscriber.

actions to close.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock of the Company.

“Company” means First Community Corporation, a South Carolina corporation.

“Dispute” has the meaning set forth in Section 15.

“Dispute Notice” has the meaning set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $5.90.

“Expiration Time” has the meaning set forth in Section 3.

“Issue Date” means December 16, 2011.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose.  “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Notes” means the Company’s 8.75% Subordinated Notes due in 2019, $1,000 principal amount, issued pursuant to the Subordinated Note and Warrant Purchase Agreement.

“Party” has the meaning set forth in Section 15.

“Parties” has the meaning set forth in Section 15.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, the Securities Act, and applicable state securities laws.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Subordinated Note and Warrant Purchase Agreement” means the Subordinated Note and Warrant Purchase Agreement by and among the Company and the investors referred to therein, a copy of which is on file with the Company.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant.

2.             Number of Shares; Exercise Price. This certifies that, for value received,  the undersigned warrantholder whose name appears on the signature page hereto or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate number of                         (2) fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

(2)  The Company will fill in this number, which will be equal to 43 shares of Common Stock for each $1,000 of principal amount of the Notes purchased by the subscriber.

3.             Exercise of Warrant; Term. Subject to the restrictions on exercise contained in this Warrant, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the eighth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at 5455 Sunset Boulevard, Lexington, South Carolina 29072 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i)            (Conversion) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii)           (Cash Payment) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the conditions that (x) the Warrantholder will have first received any applicable Regulatory Approvals and (y) the exercise is subject to a valid exemption from registration under federal and applicable state securities laws.

4.             Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate, subject to transfer restrictions set forth in Section 6.8 of the Subordinated Note and Warrant Purchase Agreement, and will be delivered to such named Person or Persons within a reasonable time after the rights represented by this Warrant shall have been so exercised.  The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time.  If the Common Stock is listed on a national securities exchange at the time of exercise of this Warrant, then the Company will use good faith efforts to cause the Shares issuable upon exercise of this Warrant to be listed on such national securities exchange.

5.             Legends.  The Warrantholder agrees to the imprinting of a legend on the Shares issued upon the exercise of this Warrant pursuant to this Agreement in substantially the following form:

THE ISSUANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS, AND THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS CERTIFICATE OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS CERTIFICATE ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

Certificates evidencing the Shares issued upon the exercise of this Warrant may be issued without such a legend if the Company determines that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) and applicable state laws.

6.             Fractional Shares or Scrip. The Company may issue fractional Shares or scrip representing fractional Shares upon any exercise of this Warrant.  In lieu of any fractional Share or scrip to which the Warrantholder would otherwise be entitled, the Company may pay to the Warrantholder a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

7.             No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.

8.             Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates.

9.             Transfer/Assignment.

(A)          Subject to compliance with clause (B) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)           The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 6.8 of the Subordinated Note and Warrant Purchase Agreement.  If and for so long as required by the Subordinated Note and Warrant Purchase Agreement, this Warrant shall contain the legends as set forth in Section 6.7 of the Subordinated Note and Warrant Purchase Agreement.

(C)           Until any transfer of this Warrant is made in the warrant registry, the Company may treat the Warrantholder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.           Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13.           Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)          Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)           Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  Unless otherwise determined by the Board of Directors in connection with a Business Combination, in determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(C)           Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(D)          Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(E)           Other Events.  The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted solely as a result of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(F)           Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment.

(G)           Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(F), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(H)          Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14.           Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of South Carolina without giving effect to conflicts of laws principles.

15.           Dispute Resolution.

(A)          General.  Any claim of, or dispute or controversy involving, the Company or the Warrantholder (each a “Party” and, collectively the “Parties”) arising out of, connected with, or relating to this Warrant, the subject matter of this Warrant, its formation or execution, or any right or obligation created by this Warrant, irrespective of the legal theory or claims underlying such claim, dispute, or controversy (including tort or statutory claims) (“Dispute”), shall be resolved in accordance with this Section 15.

(B)           Dispute Notice.  The Party asserting the Dispute will give prompt notice to the other Party describing the Dispute in reasonable detail (“Dispute Notice”).

(C)           Informal Proceedings.  Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally.  Towards that end, promptly after receipt of the Dispute Notice, the Parties, personally or through party representatives, will negotiate in good faith to resolve the Dispute.  The specific format for the discussions shall be left to the discretion of the designated representatives.

(D)          Formal Proceedings.  Formal proceedings for the resolution of a dispute pursuant to this Section 16 may not be commenced until the earlier of:

(i)            the Parties or designated Party representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)           30 business days from the date of the Dispute Notice.  (This period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed).

(E)           Mandatory Arbitration.

(i)            Upon demand of any Party (whether made before or after institution of any judicial proceeding), any dispute shall be referred to arbitration, and the final decision rendered shall be binding upon the Parties to this Agreement.  Disputes include, without limitation, tort claims, counterclaims, securities law claims, contract claims, disputes as to whether a matter is subject to binding arbitration, claims brought as class actions, or claims arising out of or connected with the transaction reflected by any Warrant.

(ii)           To the extent not specified or modified hereafter, arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) promulgated by the American Arbitration Association (“AAA”), the Securities Arbitration Supplementary Procedures promulgated by the AAA, and Chapter 48 of Title 15 of the Code of Laws of South Carolina, as amended (the South Carolina Uniform Arbitration Act).  All arbitration hearings shall be conducted in Lexington County, South Carolina.  The Expedited Procedures set forth in the Arbitration Rules shall be applicable to claims of less than $100,000.  All applicable statutes of limitation shall apply to a dispute.  A judgment upon the award may be entered in any court having jurisdiction over the Party.

(iii)          Where the claim amounts to or exceeds $100,000, the arbitration shall be conducted before three arbitrators, who shall be licensed attorneys in the State of South Carolina.  All plaintiffs/claimants in the action shall be permitted the selection of one arbitrator and all defendants/respondents shall be permitted the selection of the second arbitrator.  (For purposes of selection of the arbitrators, third-party, counter, or cross claimants shall not be recognized).  The two selected arbitrators shall then select the third arbitrator.

(iv)          Where the claim is less than $100,000, the arbitration shall be conducted before a single arbitrator, who shall be a licensed attorney in the State of South Carolina.  This arbitrator shall be selected by mutual agreement of the Parties.

(F)           Litigation.  In the event that the provisions hereof requiring binding arbitration shall for any reason be deemed unenforceable (or if no Party demands that a Dispute be submitted to binding arbitration), the Parties agree as follows:

(i)            Consent to Jurisdiction.  Each Party consents to the jurisdiction of the state courts of Lexington County, South Carolina, and the Federal Courts of the District of South Carolina, Richland Division.  Each Party expressly and irrevocably consents to the jurisdiction of the aforesaid courts and waives any defenses of lack of personal jurisdiction, improper venue, or forum non conveniens.

(ii)           Exclusive Selection of Forum.  Any Dispute shall be brought exclusively in the Court of Common Pleas for Lexington County, South Carolina, or in the Federal Courts of the District of South Carolina, Richland Division.

(iii)          Waiver of Right to Jury Trial.  Each Party waives their respective right to a trial by jury with respect to any Dispute.  Each Party acknowledges and understands that this waiver is a material inducement to enter into a business relationship, that each has relied on this waiver in entering into this Warrant, and that each will continue to rely on the waiver in their related future dealings.  Each Party represents and warrants that each has had the opportunity of reviewing this jury waiver with legal counsel, and that each knowingly and voluntarily waives its jury trial rights.

(G)           Expiration.  The foregoing obligations, contained in this Section 15, shall indefinitely survive the expiration or earlier termination of this Warrant.

16.           Binding Effect. This Warrant shall be binding upon any successors or assigns of the

Company and the successors and permitted assigns of the Warrantholder.

17.           Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18.           Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

First Community Corporation

5455 Sunset Boulevard

Lexington, South Carolina 29072

Attention: Chief Financial Officer

(803) 951-0508

With a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough, LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

Attention: John M. Jennings, Esq.

Telecopy: (864) 250-2207

If to the Warrantholder:

To the address set forth in the Warrantholder’s subscription agreement with respect to the Notes and the Warrants or to such other address as shall be designated in a written notice to the Company.

19.           Acceptance.          Receipt of this Warrant by the Warrantholder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

20.           Entire Agreement. This Warrant and the forms attached hereto and the Subordinated Note and Warrant Purchase Agreement and the forms attached thereto (and with respect to the original Warrantholder, the subscription agreement with respect to the Notes and the Warrants and the forms attached thereto, and the confidentiality agreement between the original Warrantholder and the Company) contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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[Form of Notice of Exercise]
Date:

TO:         First Community Corporation

RE:          Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise (conversion) pursuant to Section 3(B)(i) of the Warrant or cash exercise pursuant to Section 3(B)(ii) of the Warrant, with consent of the Company and the Warrantholder)

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

COMPANY: FIRST COMMUNITY CORPORATION

By:
	Name:	Michael C. Crapps
	Title:	President and Chief Executive Officer

Attest:

By:
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer

AGREED AND ACKNOWLEDGED BY
WARRANTHOLDER:

By:
Name:
Title:

[Signature Page to Warrant]